UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: March 27, 2009

Commission File Number: 000-53461

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

On March 27, 2009, Mantra Energy Alternatives Ltd. (“Mantra Energy”), Mantra Venture Group Ltd.’s wholly owned subsidiary entered into a Memorandum of Understanding (the “MOU”) with Blue Bird Co. Ltd. (“Blue Bird”) dated March 24, 2009 pertaining to a cooperation between Mantra Energy and Blue Bird on Mantra Energy’s electro-reduction of carbon dioxide (“ERC”) technology.

Pursuant to the terms of the MOU, Mantra Energy and Blue Bird will begin a three phase co-operation to develop and commercialize Mantra Energy’s ERC technology.  The MOU contemplates the signing of a definitive agreement by May 31, 2009 which will contain all terms of the agreement between the parties.  The material terms of the MOU, and the terms which are anticipated to form the basis of the definitive agreement, are as follows:

•	Blue Bird will provide Mantra Energy with approximately $3,000,000 (CAD $3,500,000) in funding for the development and construction of ERC facilities in Korea.

•	Mantra Energy and Blue Bird will cooperate in the development and construction of a 1-kg of CO2 per day ERC reactor which is to be delivered to Blue Bird in Korea by November 2010.

•	Mantra Energy and Blue Bird will cooperate in the development and design of a 1-tonne of CO2 per day ERC reactor to be constructed in Korea at a location chosen by Blue Bird.

•
Blue Bird will become the exclusive licensee, distributor and manufacturing partner for the ERC technology in Korea as well as other territories within Asia to be specified in the definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2009	MANTRA VENTURE GROUP LTD.

	By:	/s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer